UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2015

American Realty Capital New York City REIT II, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-202135	36-4789285
(Commission File Number)	(I.R.S. Employer
Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 8, 2015, the board of directors (the “Board”) of American Realty Capital New York City REIT II, Inc. (the “Company”) decided to terminate the Company’s initial public offering (the “Offering”), effective immediately, prior to accepting subscriptions for the minimum amount of Offering proceeds, as a result of current regulatory and market conditions affecting the direct investment industry, particularly the unclear impact of the proposed Department of Labor fiduciary standard and the upcoming valuation measures prescribed by FINRA’s 15-02 directive. Pursuant to the terms of the Company’s escrow agreement, the escrow agent will promptly return all subscription payments received plus each investor’s pro rata share of the interest earned on such funds. In connection with the termination of the Offering, the Board intends to commence the dissolution and liquidation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2015	American Realty Capital New York City REIT II, Inc.

	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer, President and Secretary